Exhibit 10.6

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated as of March 24, 2014 (the “Effective Date”), by and between Berrueta Family Partnership, a California limited partnership (“Landlord”) and Protagonist Therapeutics, Inc., a Delaware corporation (“Tenant”), with reference to the following facts and objectives:

RECITALS

A. Landlord and Tenant entered into that certain Lease, dated as of September 30, 2013 (the “Lease”), pertaining to certain premises located at 521 Cottonwood Drive, Milpitas, California. Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 5,709 rentable square feet (the “Existing Premises”).

B. Landlord and Tenant desire to amend the Lease to expand the Premises (as defined in the Lease) to include additional space adjacent to the Existing Premises, consisting of approximately 191 rentable square feet, as shown on Exhibit A attached hereto (the “Expansion Space”).

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective Date. The terms of this Amendment shall be effective on the Effective Date.

2. Expansion. Effective as of the Effective Date, the Premises shall include the Expansion Space, the square footage of the Premises shall be increased from 5,709 rentable square feet to 5,900 rentable square feet, and the Existing Premises and the Expansion Space shall collectively be deemed the Premises. On the Effective Date, the Expansion Space shall be delivered to Tenant vacant and in its current as-is condition, and Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises.

3. Tenant’s Share. Effective as of the Effective Date, Tenant’s Share of the Building shall be increased from 8.61% to 8.90%.

4. Base Rent. Effective as of the Effective Date, Base Rent schedule on the first page of the Lease shall be changed to the following:

Months 1-12 of the Term:	$14,750.00
Months 13-18 of the Term:	$15,222.00

5. Option to Extend. Effective as of the Effective Date, the last sentence of Section 30(c) of the Lease shall be deleted and replaced in its entirety with the following:

“Notwithstanding the foregoing, in no event shall Base Rent (A) for the first year of the Extension Period be less than $14,750.00 or more than $17,700 or (B) increase after the first year of the Extension Period by more than four percent (4%) per year.”

6. Miscellaneous. This Amendment, together with the Lease, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Landlord and Tenant. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Amendment.  This Amendment may be delivered to the other party hereto by facsimile or email transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first above written.

LANDLORD:	TENANT:

BERRUETA FAMILY PARTNERSHIP, a California limit partnership	PROTAGONIST THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Maria Berrueta	By:	/s/ Dinesh V. Patel

Name:	Maria Berrueta	Name:

Its:	General Partner	Its:

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EXHIBIT A

Expansion Space

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